                                                                   Exhibit 10.22


                                                                  EXECUTION COPY


                           TRADEMARK LICENSE AGREEMENT
                           ---------------------------

         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made as of this 15th day of November, 2001 the "Effective Date") by and between American Home Products Corporation, a Delaware corporation having its principal place of business at 5 Giralda Farms, Madison, NJ 07940 ("AHPC"), and Women's First Health Care (Women First) having its principal place of business at 12220 El Camino Drive, Suite 400, San Diego, CA 92130.

         1. AHPC and Women First are parties to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of November 15, 2001 pursuant to which AHPC agreed to sell to Women First and Women First agreed to purchase from AHPC the Product(s) (as defined in the Asset Purchase Agreement).

         2. AHPC is the owner of rights in, and the goodwill associated with, the Licensed Trademarks (as defined below); and

         3. AHPC and Women First desire to enter into this Agreement for purposes of licensing Women First to use the Licensed Trademarks in the Territory (as defined in the Asset Purchase Agreement).

         NOW, THEREFORE, the parties hereto agree, as follows:

1.       DEFINITIONS; RULES OF INTERPRETATION
         ------------------------------------

         1.1      Definitions. Unless otherwise specifically provided herein,
                  -----------
all defined terms herein shall have the meanings ascribed them in the Asset Purchase Agreement in effect on the effective date of this Agreement. For purposes of this Agreement, the

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term "Licensed Trademarks" shall mean each Licensed Trademarks described on
Exhibit A hereto.

         1.2      Rules of Interpretation.
                  ------------------------

                  (a) All definitions (whether set forth herein or by reference) shall apply equally to both the singular and plural forms of the terms defined.

                  (b) In the event that any of the terms or provisions of this Agreement shall be in conflict with or be inconsistent with any of the terms or provisions of the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.


2.       GRANT OF LICENSE; ROYALTY
         -------------------------

         2.1      License. Subject to the terms and conditions of this
                  -------
Agreement, during the Term, AHPC grants to Women First, and Women First accepts from AHPC, the exclusive right and license to use (including in advertising, promotional and marketing materials), copy, publicly display, and sublicense (it being understood that any sublicensee shall be required to adhere to all terms of this Agreement and Women First shall be responsible for any breach of this Agreement by any sublicensee) the Licensed Trademarks solely in connection with the sale, distribution, marketing, advertising and promotion in the Territory of the Current Products as described in Exhibit A attached hereto (collectively "Licensed Products"). Women First agrees that it shall not knowingly use the Licensed Trademarks at any time outside the Territory or knowingly use any of the Licensed Trademarks for any products other than Licensed Products, or for any other purpose except as provided herein. AHPC agrees that it shall not use or publicly display the Licensed Trademarks during the Term.

         2.2      Limitation of Rights. Women First shall have the right to use
                  --------------------
the Licensed Trademarks only in the manner and to the extent specifically permitted by this

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Agreement. AHPC retains all rights not expressly granted to Women First in this
Agreement. If Women First fails to pay to AHPC the payment required by Section
2.1 of the Asset Purchase Agreement when due, then Women First's rights to use the Licensed Trademarks shall automatically and immediately terminate and Women First shall immediately cease using the licensed Trademarks and immediately execute and deliver to AHPC any documents or instruments reasonably requested by AHPC to give full effect to the provisions of this Section 2.2.

3.       TERM AND TERMINATION.
         ---------------------

         3.1      Term. Unless earlier terminated pursuant to this Section 3,
                  ----
this Agreement shall continue on a Trademark by Trademark basis for the respective term identified in Exhibit A attached hereto (the "Term"). For purposes of clarity, AHPC agrees that the term of the license for the trademark WYGESIC, Registration No. 1,055,196 shall expire two (2) years from when Women First begins marketing WYGESIC or December 31, 2004, whichever comes first. Further, for purposes of clarity, AHPC agrees that the term of the license for the trademarks EQUAGESIC, Registration No. 682,783, and SYNALGOS, Registration No. 2,463,891 to Women First shall expire upon payment in full by Women First for a license to the trademarks in accordance with the payment schedule set forth in the Asset Purchase Agreement, and at the conclusion of such payments, AHPC shall assign the trademarks EQUAGESIC and SYNALGOS to Women First. To facilitate the assignment of the trademarks EQUAGESIC and SYNALGOS to Women First, AHPC agrees that it shall, at the request and expense of Women First, perform or cause to be performed such acts and execute, acknowledge and deliver at the request of Women First, such documents as may reasonably be required to evidence or effectuate the assignment to Women First.

         3.2      Termination. Notwithstanding the foregoing, this Agreement may
                  -----------
be terminated by AHPC at any time upon written notice thereof to Women First upon the occurrence of any of the following:

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         (a)      Breach of any duty or obligation of Women First hereunder not cured within thirty (30) days after receipt of written notice thereof from AHPC;

         (b) Institution by Women First of bankruptcy, insolvency, liquidation or receivership proceedings, or proceedings for reorganization under bankruptcy or comparable laws, the effectiveness of which is not stayed or dismissed within sixty
                  (60) days after such institution;

         (c) Women Firsts' making of a general assignment for the benefit of creditors; and

         (d) Women Firsts' failure to use the Licensed Trademarks, excluding WYGESIC, Trademark Registration No. 1,055,196, for twelve months in connection with sales of the Licensed Products.

4.       EFFECTS OF TERMINATION.
         -----------------------

         Upon the expiration or termination of this Agreement, Women First shall
(i) immediately discontinue all use of the Licensed Trademarks, their component parts or any colorable imitations thereof, individually or in combination with any other words, letters, symbols or designs and (ii) immediately take all necessary action and execute and deliver to AHPC any documents and instruments reasonably requested by AHPC to give full effect to the provisions of this
Section 4; provided, however, Women First may exercise its rights under this Agreement to sell any unsold inventory of the Licensed Products for a period not to exceed thirty (30) days after the expiration or termination of this Agreement. The termination of this Agreement shall not affect any obligation accruing prior to such termination. In the event that Women First fails promptly upon written request by AHPC to comply with any of its agreements in this
Section 4, Women First hereby irrevocably consents to AHPC's taking any action necessary to give effect to such agreements.

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5.       REPRESENTATIONS AND WARRANTIES AND QUALITY CONTROL
         --------------------------------------------------

         5.1      Representations and Warranties of Licensor. AHPC represents
                  ------------------------------------------
and warrants that (i) it is the sole owner of the intellectual property rights in the Licensed Trademarks; (ii) it has the full power and authority to grant the rights granted by this Agreement free and clear of any obligations to any third party; (ii) the rights granted by AHPC to Women First under this Agreement do not infringe any United States copyright, trademark, service mark, tradename, or any other intellectual property (excluding patents) right of any third party; and (iii) there is currently no actual or threatened suit by any third party against AHPC that would directly or indirectly affect the intellectual property rights granted by AHPC to Women First under this Agreement.

         5.2      Quality Control. If any product sold under the Licensed
                  ---------------
Trademarks is not manufactured by AHPC, at least thirty (30) days prior to use, or distribution thereof, Women First shall deliver to AHPC for inspection, testing and/or review samples of product to be sold and all new, or changes to existing, labels, packaging materials, brochures and advertising materials bearing the Licensed Trademarks; and Women First shall not offer for sale, sell, distribute or use any such new or changed product or materials without AHPC's express prior written approval, which approval shall not be unreasonably withheld. AHPC's approval shall be deemed to have been given if AHPC does not object within ten (10) business days from receipt of such written notice. In order to determine Women First's compliance with this Section 5, AHPC or its authorized representative may inspect and/or test, at reasonable times and under reasonable circumstances, all uses of the Licensed Trademarks by Women First and all underlying goods. Each product produced or distributed hereunder shall comply with all applicable laws and regulations and shall conform in all respects to the sample of such product approved by AHPC hereunder. In the event of any material non-conformity or any material deterioration in the quality of a product sold under the Licensed Trademarks, AHPC may, in addition to other available remedies, by written notice to

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Women First, require that such product be immediately withdrawn from the market and Women First shall promptly cause such withdrawal.

6.       INTELLECTUAL PROPERTY
         ---------------------

         6.1      Use and Display of the Licensed Trademarks. Women First shall
                  ------------------------------------------
use and display the Licensed Trademarks in a conspicuous manner in connection with the Licensed Products. Without limiting the generality of the foregoing:

         (a) Women First shall include in all advertising and promotional material created by or for Women First in which the Licensed Trademarks appears such legends, markings, and notices (such as (R)) as required or permitted by any applicable laws or regulations.

         (b) Women First shall not use the Licensed Trademarks or any marks confusingly similar thereto (i) in connection with any goods other than products made to the specifications for the Licensed Products or (ii) as part of or in connection with the legal name of any person or the tradename of any person;

         (c) Women first shall not have the right to use any variation of the Licensed Trademarks without AHPC's written approval (which approval shall be in AHPC's sole discretion) and, in the event that AHPC approves the use of any variation of a Licensed Trademarks, such approved variation shall become a Trademark owned by AHPC and governed by the terms of this Agreement.

         (d) Women First shall not use the Licensed Trademarks with any other trademark or tradename, owned or controlled by AHPC except for the transition period as defined in the Asset Purchase Agreement during which Women First would be selling the product(s) in AHPC tradedress.

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6.2      Ownership and Maintenance of Licensed Trademarks. AHPC shall, at AHPC's
         ------------------------------------------------
cost and expense, register and maintain the licensed Trademarks in the Territory, including all renewals of registrations for the term of this Agreement. AHPC expressly reserves the sole and exclusive ownership of the Licensed Trademarks and all rights relating thereto. Women First hereby acknowledges that AHPC is the sole and exclusive owner of the Licensed Trademarks. Women First shall not question or otherwise challenge, either directly or indirectly, during the term of this Agreement, AHPC's ownership of, and rights in, the Licensed trademarks and the goodwill associated therewith or the validity of this Agreement. Upon AHPC's request, Women First shall provide necessary samples and information to permit AHPC to effect trademark or service mark registrations and execute and deliver to AHPC any documents required by AHPC to confirm AHPC's ownership of the licensed trademarks. Women First shall not at any time, either during the term of this Agreement, apply to register the Licensed Trademarks, or any mark confusingly similar thereto, as a trademark or service mark anywhere in the world.

6.3      No Assignment. It is understood and agreed that nothing in this
         -------------
Agreement will be deemed in any way to constitute an assignment by AHPC of the Licensed Trademarks or of the goodwill associated therewith, or to give Women First any right, title, or interest in and to the Licensed Trademarks or the goodwill associated therewith (except the right to make use thereof as herein provided).

6.4      Infringements by Third parties. Women First shall notify AHPC promptly
         ------------------------------
of any use by any Person of a trademark or a mark similar to one or more of the Licensed Trademarks in the Territory. AHPC in its sole discretion shall decide whether or how to proceed against a third party infringer. Women First shall cooperate fully with AHPC in connection with the prosecution of any claim against any such third party infringer in the Territory. If requested by AHPC, Women First shall join with AHPC, at AHPC's expense, in any such action as AHPC in its sole discretion may deem advisable,

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provided, however, that Women First shall have no right to take any action with respect to the Licensed Trademarks without AHPC's prior written approval , which may be withheld in AHPC's sole discretion. The proceeds of any settlement of, or recovery from, any such action shall belong entirely to AHPC. If AHPC declines in writing to bring any action against an alleged third party infringer in the Territory, Women First may proceed against such alleged third party infringer in the Territory and will bear all expenses of the action. If necessary for Women First to proceed, AHPC shall join with Women First, at Women First's expense. The proceeds of any settlement of recovery from any such action initiated by Women First shall belong entirely to Women First.

7.       INDEMNIFICATION
         ---------------

         7.1      Indemnification by AHPC. AHPC agrees to defend, indemnify and
                  -----------------------
hold harmless Women First from and against any and all claims of third parties and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, arising from trademark infringement claims by third parties by reason of Women First's use of the Licensed Trademarks in accordance with this Agreement. In the event of any such claim, upon written request by AHPC, Women First shall immediately cease and desist from any and all further use or display of the Licensed Trademarks.

         7.2      Indemnification by Women First. Except as provided in Section
                  ------------------------------
7.1, Women First agrees to defend, indemnify and hold harmless AHPC from and against any and all claims of third parties and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, arising (a) from use of the Licensed Trademarks in connection with the promotion marketing, offering for sale and sale of any product, and (b) by reason of any breach of this Agreement by Women First, its agents, employees or representatives.

         7.3      Procedures for Indemnification. With respect to any claims
                  ------------------------------
falling within the scope of the foregoing indemnifications:

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         (a)      Each party agrees to notify the other promptly and in writing of such claims, and to keep the other fully advised with respect to such claims and the progress of any legal actions relating thereto in which the other party is not a participant.

         (b) AHPC shall have the sole right to undertake and control the defense and settlement of any claims relating to the ownership or validity of the Licensed Trademarks or of any pending application or registration of the Licensed Trademarks. Women First shall cooperate fully with AHPC in connection with the defense of any such claims brought by third parties. If requested by AHPC, Women First shall join with AHPC, at AHPC's expense, in any such action as AHPC in its sole discretion shall deem advisable.

         (c) Women First shall have the right to participate at its own expense in the defense of any claim instituted against it, and, if it does so participate, it shall not have the right to recover against AHPC the costs and expenses (including its attorneys' fees) of its participation in such suit.

         (d) In the event that a party assumes the defense of a claim against the other party, the party assuming the defense shall not enter into any compromise or settlement of the claim without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.4      LIABILITY DISCLAIMER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
         --------------------
OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF BUSINESS PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OPPORTUNITY) ARISING OUT OF OR IN CONNECTION WITH THIS TRADEMARK LICENSE AGREEMENT, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

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7.5      LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS
         -----------------------
AGREEMENT TO THE CONTRARY, EITHER PARTY'S AGGREGATE TO THE OTHER PARTY FOR ALL DAMAGES AND LOSSES, DIRECT OR INDIRECT, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE SHALL NOT EXCEED THE AMOUNTS PAID BY WOMEN FIRST TO AHPC UNDER THIS AGREEMENT.

8.       MISCELLANEOUS PROVISIONS
         ------------------------

         8.1      Assignment. The rights and obligations of the parties hereto
                  ----------
shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may, without the prior written consent of the other party, which shall not be unreasonably withheld take any of the following actions (collectively referred to herein as an "Assignment"): (i) assign or transfer its rights or obligations under this Agreement, (ii) license or sublicense any of its rights or obligations under this Agreement, or (iii) designate another person to perform all or part of its obligations under this Agreement or have all or part of its rights and benefits under this Agreement; provided, however, that a party may make Assignments to Affiliates of such party or to a successor, by merger, acquisition, or otherwise, and provided, further that in the case of an Assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such Assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any permitted Assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

         8.2      Governing Law. This Agreement and the respective rights and
                  -------------
obligations of the parties shall be governed by and construed in accordance with the internal and substantive laws of the State of New York (without regard to principles of conflicts of laws).

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         8.3      Section Headings. References herein to sections and Exhibits
                  ----------------
are to sections and Exhibits to this Agreement. The title of this Agreement and the section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.

         8.4      Severability. If any term, provision, covenant or condition of
                  ------------
this Agreement is declared to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected impaired or invalidated.

         8.5      Waiver. The failure of either party to require the performance
                  ------
of any provision of this Agreement by the other party shall not be deemed a waiver and shall not deprive the party of its full right to require such performance in the particular instance or at any other time. Any waiver must be in writing executed by the waiving party.

         8.6      Notices. All communications in connection with this Agreement
                  -------
shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address above, in the case of AHPC, Attn: Senior Vice President and General Counsel; FAX (973) 660-7150; with a copy to Wyeth-Ayerst Laboratories, 555 Lancaster Avenue, St. Davids, Pennsylvania 19087, Attn: Senior Vice President, Global Business Development; FAX: (610) 688-9498; and in the case of Women First, 12220 El Camino Real, Suite 400, San Diego, California 92130,Attn: Chief Executive Officer and President; FAX (858) 509-7538; with a copy to Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130, Attn: Scott N. Wolfe ; FAX (858) 523-5450

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         8.7      No Agency or Franchise. This Agreement and the relations
                  ----------------------
hereby established by and between AHPC and Women First do not constitute a partnership, joint venture, agency, franchise or contract of employment between them.

         8.8      Complete Agreement. This Agreement and the Asset Purchase
                  ------------------
Agreement embody all of the terms and conditions of the agreement between the parties with respect to the matters set forth herein and supersede any and all prior or contemporaneous agreements, representations, understandings or discussions of any kind between the parties.

         8.9      Modifications. This Agreement may not be modified or amended
                  -------------
except by writing which refers specifically to this Agreement signed on behalf of both parties by their duly authorized officers.

         8.10     Other Documents. The parties agree to implement this Agreement
                  ---------------
by executing or causing to be executed such additional documents and agreements as may be necessary to fully protect the Licensed Trademarks and effectively carry out the terms of this Agreement in accordance with applicable laws and regulations.

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         THE PARTIES HERETO, intending to be legally bound, have duly executed this Agreement on the date first written above.


AMERICAN HOME PRODUCTS CORPORATION


By:    /s/ JEFFREY S. SHERMAN
       --------------------------------------
Name:  Jeffrey S. Sherman
Title: Vice President and Associate General Counsel



WOMEN FIRST HEALTHCARE, INC.


By:    /s/ EDWARD F. CALESA
       --------------------------------------
Name:  Edward F. Calesa
Title: Chairman, Chief Executive Officer
       and President

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                                    EXHIBIT A

                               Licensed Trademarks
                               -------------------

------------------------------------------------------------------------------------------------------
   Trademark           Country            Reg. #          Licensed Products              Term

------------------------------------------------------------------------------------------------------

    WYGESIC         United States        1,055,196        Propoxyphene HCL          2 years from
                                                          and acetaminophen         date when
                                                                                    Women's First
                                                                                    begins marketing
                                                                                    WYGESIC
                                                                                    or December 31,
                                                                                    2004 whichever
                                                                                    is first

------------------------------------------------------------------------------------------------------

   EQUAGESIC        United States          682,783        Meprobamate               For a period to
                                                          with aspirin              expire upon
                                                                                    payment in full
                                                                                    per schedule set
                                                                                    forth in Asset
                                                                                    Purchase
                                                                                    Agreement.
                                                                                    Mark will then be
                                                                                    assigned to
                                                                                    Women First
------------------------------------------------------------------------------------------------------
    SYNALGOS        United States        2,463,891        Drocode bitrate,
                                                          Aspirin and caffeine      For a period to
                                                                                    expire upon
                                                                                    payment in full
                                                                                    per schedule set
                                                                                    forth in Asset
                                                                                    Purchase
                                                                                    Agreement.
                                                                                    Mark will then be
                                                                                    assigned to
                                                                                    Women First
------------------------------------------------------------------------------------------------------

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